Exhibit 10(iii)(a)

AMENDMENT

of the

WHIRLPOOL CORPORATION

NONEMPLOYEE DIRECTOR EQUITY PLAN

Section 3.4 (b) of the Whirlpool Corporation Nonemployee Director Equity Plan is hereby amended, effective January 1, 2008, to read as follows:

(b)	Each Option may be exercised at any time after the date it is awarded until (subject to Section 4.1) the first to occur of the tenth anniversary of the date such Option was awarded or the fifth anniversary of the date the Director ceases to be a Director, provided that no Option shall be exercisable within the first six months after it is awarded, unless death or disability of the Director occurs during such period. In the event that the death or disability of the Director does occur and an Option is exercised in that period, any shares of Common Stock issued on such exercise may not be sold until the sixth month anniversary of the date of the grant of the Option.

IN WITNESS WHEREOF, Whirlpool Corporation has caused this Amendment to be executed by its duly authorized officers, effective as of January 1, 2008.

WHIRLPOOL CORPORATION

Attest:

By:	/s/ ROBERT J. LAFOREST	By:	/s/ DANIEL F. HOPP
	Robert J. LaForest		Daniel F. Hopp
	VP & Associate General Counsel		Sr. VP Corporate Affairs,
	& Assistant Secretary		General Counsel & Secretary